Exhibit 10.6

AMENDMENT

To

STOCK PURCHASE AGREEMENT

By and Among

RONALD S. BORETA,

VASO BORETA,

JOHN BORETA,

BORETA ENTERPRISES LTD.

ASI GROUP LLC,

And

RFX ACQUISITION LLC

THIS AMENDMENT (this “Amendment”) is made as of February 7, 2005 by and among Ronald S. Boreta (“RBoreta”), Vaso Boreta (“VBoreta”), John Boreta (“JBoreta”), Boreta Enterprises Ltd. (“BEL”), ASI Group LLC (“ASI” and collectively with RBoreta, VBoreta, JBoreta and BEL, the “Selling Stockholders”) and RFX Acquisition LLC, a Delaware limited liability company (the “Purchaser”).

W I T N E S S E T H:

WHEREAS, the Purchaser and the Selling Stockholders have entered into that certain Stock Purchase Agreement, dated as of December 15, 2004 (the “Stock Purchase Agreement”); and

WHEREAS, the Purchaser and the Selling Stockholders have agreed to amend the Stock Purchase Agreement as provided herein and desire that such revisions be effective as of the date hereof;

NOW, THEREFORE, in consideration of the mutual agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.                     Definitions.

Unless otherwise defined herein, capitalized terms used herein which are defined in the Stock Purchase Agreement shall have the respective meanings assigned to such terms in the Stock Purchase Agreement.

SECTION 2.                     Amendment to the Stock Purchase Agreement.

The Stock Purchase Agreement is hereby amended as follows:

A.                                   The second WHEREAS clause in the preamble of the Stock Purchase Agreement is hereby deleted in its entirety and replaced with the following new WHEREAS clause:

“WHEREAS, pursuant to that certain purchase agreement dated as of the date hereof (the “Simultaneous Purchase Agreement”), Purchaser, simultaneously herewith, is acquiring from the Company 30,464,072 shares of Common Stock, at a price of $0.10 per share (the “Simultaneous Purchase”);”

SECTION 3.                     Effectiveness.

This Amendment shall become effective as of the date first written above when and if the Purchaser and the Selling Stockholders shall have executed this Amendment.  Upon the effectiveness hereof, all references in the Stock Purchase Agreement to the “Agreement” and each reference in any other document to the Stock Purchase Agreement (regardless of how the Stock Purchase Agreement is defined in such other document) shall mean and be a reference to the Stock Purchase Agreement as amended by this Amendment.

SECTION 4.                     Counterparts.

This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

SECTION 5.                 Governing Law.

All issues and questions concerning the construction, validity, interpretation and enforceability of this Amendment shall be governed by and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

SECTION 6.                     Confirmation of Stock Purchase Agreement.

Except as expressly amended hereby, all of the terms of the Stock Purchase Agreement shall remain in full force and effect and are hereby ratified and confirmed in all respects.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

BORETA ENTERPRISES, LTD.

By:	/s/ Ronald S. Boreta
Name: Ronald S. Boreta
Title: Managing Member

/s/ Ronald S. Boreta
Ronald S. Boreta

/s/ Vaso Boreta
Vaso Boreta

/s/ John Boreta
John Boreta

ASI GROUP, LLC

By:	/s/ Perry Rogers
Name: Perry Rogers
Title: Member

RFX ACQUISITION LLC

By:	/s/ Robert F.X. Sillerman
Name: Robert F.X. Sillerman
Title: Managing Member